Exhibit 99.3

For Information
James R. Edwards
303-861-8140

FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES THIRD QUARTER 2011 EARNINGS
CONFERENCE CALL

DENVER, CO - October 17, 2011 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the third quarter of 2011 after the close of trading on October 31, 2011. A teleconference to discuss these results and other operational matters is scheduled for November 1, 2011, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-811-9962 and the conference id number is 19927057. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference id number 19927057. International participants can dial 706-902-4360 to take part in the conference call, using the conference id number 19927057, and can access a replay of the call at 404-537-3406, using conference id number 19927057. Replays can be accessed through November 15, 2011.

This call is being webcast live and can be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through November 15, 2011.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at sm-energy.com.